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                                                                    EXHIBIT 4.12

                              CERTIFICATE OF TRUST
                                       OF
                      AMERICAN FINANCIAL CAPITAL TRUST III


         This Certificate of Trust is being executed as of June 20, 2003 for the purpose of forming a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. (the "Act").

         The undersigned hereby certifies as follows:

         1) Name. The name of the statutory trust is "American Financial Capital Trust III" (the "Trust").

         2) Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

            The Bank of New York (Delaware) 502
            White Clay Center
            Route 273
            Newark, Delaware  19711

         3) Effective. This Certificate of Trust, which may be executed in counterparts, shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                       THE BANK OF NEW YORK (Delaware),
                                       as Delaware Trustee

                                       By:      /s/ William T. Lewis
                                            ---------------------------------
                                       Name:     William T. Lewis
                                       Title:   Sr. Vice President


                                       THE BANK OF NEW YORK,
                                       as Property Trustee

                                       By:      /s/ Paul Schmalzel
                                            ---------------------------------
                                       Name: Paul Schmalzel
                                       Title: Vice President


                                            /s/ James C. Kennedy
                                       --------------------------------------
                                       James C. Kennedy, as Trustee


                                            /s/ Thomas E. Mischell
                                       --------------------------------------
                                       Thomas E. Mischell, as Trustee